AMERICAN BANCORP OF NEW JERSEY, INC.
                                8,625,000 Shares
                  (Subject to increase up to 9,918,750 Shares)

                                  COMMON STOCK
                           (Par Value $.0 1 Per Share)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT


                            ___________________, 2005



Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 430 17-5034

Ladies and Gentlemen:

         ASB Holding Company, a federally chartered stock savings and loan holding company (the "Holding Company"), American Savings, MHC, a federally chartered mutual savings and loan holding company (the "MHC"), American Bank of New Jersey, a federally chartered savings bank (the "Bank"), and American Bancorp of New Jersey, Inc., a New Jersey chartered stock corporation ("American Bancorp" or the "Company") (collectively, the "Parties"), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc., a New York corporation ("KBW" or the "Agent"), as follows:

         Section 1. The Offering. The Holding Company, in accordance with the Plan of Conversion and Reorganization (the "Plan") adopted on May 17, 2005, will convert into an interim federal stock savings bank, which will merge with and into the Bank, and the MHC will convert into an interim federal stock savings bank, and merge with and into the Bank, pursuant to which merger, the MHC will cease to exist and the shares of the Holding Company held by the MHC will cease to exist and will be canceled. The MHC will cease to exist, and a liquidation account will be established for the benefit of members. The existing shares of the Holding Company owned by public stockholders will be converted pursuant to an exchange ratio into shares of common stock of American Bancorp. In connection with the Conversion and Reorganization, 70% of the ownership interest of American Bancorp currently owned by the MHC will be offered and sold to the public. In connection with the conversion and reorganization, in compliance with Office of Thrift Supervision ("OTS") regulations (together with such amendments thereto and supplementary materials as may have been required through the date hereof, the "Plan"), American Bancorp will offer and sell up to 8,625,000
(subject to increase up to 9,918,750 shares) shares of Common Stock in a subscription offering to (1) eligible account holders of record as of the close of business on March 31, 2004 ("Eligible Account Holders"); (2) the Parties' Tax-Qualified Employee Plans; (3) supplemental eligible account holders of record as of the close of business on March 31, 2005 ("Supplemental Eligible Account Holders"); and (4) other account holders of record as of the close

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of business on June 30, 2005 ("Other  Members").  Any time  during,  or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a direct community offering (a "Direct Community Offering") and to the general public in a public offering (a "Public Offering"), if necessary. The Subscription Offering, Direct Community Offering and Public Offering are collectively referred to as the "Offering," and the Common Stock to be sold by the Company in the Offering are hereinafter called the "Shares." It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Parties may reject, in whole or in part, any orders received in the Direct Community Offering or Public Offering.

         In connection with the Conversion, the Reorganization and the Offering, the Parties have filed with the Office of Thrift Supervision (the "OTS") the required applications and amendments thereto to complete the Conversion, the Reorganization, the Offering and any other actions which require the approval of the OTS (such applications, as they may be amended, supplemented or modified from and after the date hereof (the "OTS Application"), in compliance with all applicable laws and regulations).

         The Company has also filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (File No. 333-125957) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.

         Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Parties with respect to the American Bancorp's sale of the Shares in the Offering.

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Parties as to the matters set forth in the letter agreement, dated April 6, 2005, between the Holding Company and KBW. It is acknowledged by the Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, rules, decisions or orders.

         The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Parties or upon termination of the Offering, but

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in no event later than 90 days after the completion of the Subscription Offering
(the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Parties and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of any governmental agency or regulatory authority having jurisdiction over such matters.

         In the event the Holding Company is unable to sell a minimum of 6,375,000 Shares by the End Date, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

         In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) - (d) below.

         The Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Parties and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

         The Agent shall receive the following compensation for its services hereunder:

          (a) A management fee of $50,000, payable in four consecutive monthly installments of $12,500, commencing with the adoption of the Plan on May 17, 2005, of which $______________ has been paid. Such fees shall be deemed to have been earned when due. Should the Offering be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which the termination occurred.

          (b) A success fee of 1.00% shall be charged based on the aggregate purchase price of the Shares sold in the Subscription Offering and the Direct Community Offering excluding shares purchased by the officers, directors, or employees (or members of their immediate families) of the Bank plus any ESOP, tax-qualified or stock based compensation plans (except individual purchases through IRAs or similar plan created by the Bank for some or all of its directors or employees. The management fee described in subparagraph 2(a) shall be applied against the success fee described in this subparagraph 2(b).

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

          (c) If any of the Shares remain available after the Subscription Offering and the Community Offering, at the request of the Bank, KBW will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. KBW will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Holding Company and the Plan. KBW will be paid a fee not to exceed 5.5% of the aggregate purchase price of the shares sold by the Selected Dealers. From this fee, KBW will pass on to the Selected Dealers who assist in such offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Holding Company upon consultation with KBW. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 2(b).

          (d) KBW shall be reimbursed for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers, provided such expenses do not exceed $30,000. The selection of KBW's counsel will be done by KBW, with the approval of the Bank. The Holding Company and the Bank will reimburse KBW for the fees and expenses of its counsel which will not exceed $40,000. The Holding Company will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, "Blue Sky," and National Association of Securities Dealers, Inc. ("NASD") filing and registration fees; the fees of the Holding Company's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Offering; the fees set forth under this Section 2; and fees for "Blue Sky" legal work. If KBW incurs expenses on behalf of the Holding Company or the Bank, the Holding Company or the Bank will reimburse KBW for such expenses.

         Full payment of KBW's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or a determination by the Holding Company to terminate or abandon the Plan.

         Section 3. Prospectus; Offering. The Shares are to be initially offered in the Conversion at the purchase price set forth on the cover page of the Prospectus.

         Section 4.  Representations and Warranties.

          (a) The Parties jointly and severally represent and warrant to and agree with the Agent as follows:

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

               (i) The Registration Statement, which was prepared by the Parties and filed with the SEC, was declared effective by the SEC on _________________, 2005. At the time the
                    Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement contained all statements that were required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Parties contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the SEC and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Parties contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Parties for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Stock Offering - Subscription Offering - Community Offering and Syndicated Community
                    Offering" and "- Plan of Distribution/Marketing Arrangements" or in any Sales Information.

               (ii) Pursuant  to the rules and  regulations  of the OTS, as from time to time amended or supplemented (the "OTS Regulations"), the Parties have filed the Plan and the Proxy Statement with the OTS, and have filed such amendments thereto and supplementary materials as may have been required through the date hereof the Plan and the Proxy Statement have been approved by the OTS. At the date of such approval and at the Closing Time, the Plan and the Proxy Statement complied and will comply with the applicable provisions of the OTS Regulations.

               (iii)Pursuant  to the OTS  Regulations,  the Plan  has been  duly adopted by the Boards of Directors of the Parties and such adoption has not since been rescinded or revoked; at the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan,

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
                    the OTS Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Parties by the OTS, the SEC or any other regulatory authority and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion pursuant to the Home Owners' Loan Act, as amended ("HOLA") or any other statute or regulation.

               (iv) No order  has been  issued  by the SEC,  the OTS,  any state securities administrator, or the Federal Deposit Insurance Corporation (the "FDIC") preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Parties, threatened.

               (v) The Bank has been duly organized and is a validly existing federally chartered savings bank and a wholly-owned subsidiary of the Holding Company, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Parties; all such licenses, permits and governmental authorizations are in full force and effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not individually or in the aggregate have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Bank. The Bank does not own equity securities or any equity interest in any other active business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the Offering,
                    (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Holding Company and (ii) the Holding Company will have no direct subsidiaries other than the Bank. At the Closing Date, the Offering will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Offering reports, and documents in compliance with the 1933 Act Regulations, all terms, conditions, requirements and provisions with respect to the Offering imposed by the SEC or the OTS if any, will have been complied with by the Parties in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

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

               (vi) The Holding Company has been duly organized and is a validly existing federally chartered stock savings and loan holding company with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company has been duly organized as a validly existing New Jersey- chartered stock company with corporate power and authority to own, lease and operate its properties and to conduct its business described in the Registration Statement and Prospectus. The Holding Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Holding Company. The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Parties; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

               (vii)The MHC has been duly  organized  and is a validly  existing federally chartered mutual holding company, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the MHC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the business, financial condition or results of operations of the Parties. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except where the failure to obtain such licenses, permits and governmental authorizations would not have a material adverse effect on the business, financial condition or results of operations of the Parties; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is complying with all laws, rules, regulations and order applicable to the operation of its business except where the failure to comply would not have a material adverse effect on the business, financial condition or results of operations of the Parties.

               (viii) The Bank is a member of the Federal  Home Loan Bank of New
                    York ("FHLB"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits and the Savings Association Insurance Fund administered by the FDIC, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Parties, threatened.

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

               (ix) The  Parties  have  good  and  marketable  title to all real property and good title to all other assets material to the business of the Parties, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Parties; and all of the leases and subleases material to the business of the Parties, under which the Parties hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect and no default or violation exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default or violation on the part of the Parties.

               (x) The Parties have received an opinion of their special counsel, Silver, Freedman & Taff, L.L.P., with respect to the legality of the Shares and certain federal income tax consequences of the Offering and an opinion from Crowe, Chizek and Company, LLC with respect to the New Jersey income tax consequences of the Offering; all material aspects of the opinions of Malizia, Spidi & Fisch, PC and Crowe, Chizek and Company, LLC are accurately summarized in the Registration Statement and Prospectus; the facts upon which such opinions are based are truthful, accurate and complete.

               (xi) The Parties have all such power, authority,  authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus. The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Parties and this Agreement has been validly executed and delivered by the Parties and is the valid, legal and binding agreement of the Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

               (xii)The Parties are in compliance in all material  respects with all applicable material laws, rules, regulations, order, decrees and judgments (including, without limitation, all regulations and orders of, or agreements with, the OTS, the FDIC, the Federal Housing Finance Board, HOLA, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act

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

                    and any applicable state law precluding the denial of credit due to the neighborhood in which a property is situated, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act, and the applicable provisions of the Sarbanes-Oxley Act of 2002, and none of the Parties has received any written communication from any governmental authority asserting that any of the Parties is not in compliance with such laws, rules, regulations, orders, decrees and judgments, which assertion has not been rescinded, or which non-compliance has not been cured or resolved in all material respects, and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Parties, threatened, which might materially and adversely affect the Offering, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, earnings, capital, assets, properties or business of the Parties.

               (xiii) The  financial  statements,  schedules  and notes  related thereto that are included in the Prospectus fairly present the financial condition, results of operations, equity and cash flows of the Holding Company and the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the SEC and generally accepted accounting principles for financial reporting in the United States ("GAAP") (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with GAAP consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Company and the Bank with the OTS, the SEC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of the OTS and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

               (xiv)Since the respective dates as of which  information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change in the financial condition, earnings, capital, assets, deposits, properties or business of the Parties, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-
                    term debt of the Bank or in the principal amount of the Bank's assets that are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor has the Holding Company or the Bank issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Parties; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its consolidated net worth;
                    (v) there has been no material adverse change in the Parties' relationships with their insurance carriers, including, without limitation, cancellation or other termination of the Parties' fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of the Parties; (vii) neither American Bancorp, the Holding Company, the MHC nor the Bank has
                    sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) neither American Bancorp, the Holding Company, the MHC nor the Bank is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Parties conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) neither American Bancorp, the Holding Company, the MHC nor the Bank has any material contingent liabilities, except as set forth in the Prospectus.

               (xv) All documents  made  available to or delivered or to be made available to or delivered by the Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Bank, or in connection with the Agent's exercise of due diligence (except for those documents which were prepared by parties other than American Bancorp, the Holding Company, the MHC, the Bank or their representatives), were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

               (xvi)None of the Parties is (i) in  violation  of its articles of
                    incorporation,   organization  or  charter  or  bylaws,   as
                    applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Parties pursuant to their articles of incorporation, organization, charter or bylaws, as applicable, or any material contract, lease or other instrument in which the Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Parties, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Parties on a consolidated basis; (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Parties; or (iv) is in violation or has received written notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Parties.

               (xvii) No default  exists,  and no event has occurred  which with notice or lapse of time, or both, would constitute a default on the part of the Parties in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Parties is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Parties on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Parties, threatened any action or proceeding wherein the Parties would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the Parties, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Parties.

               (xviii) Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization"; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the Tax-Qualified Employee Stock Benefit Plans with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the
                    Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

               (xix)No  approval  of any  regulatory  or  supervisory  or  other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the SEC or the OTS, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and the Nasdaq Stock Market.

               (xx) Crowe,  Chizek and  Company  LLC,  which has  certified  the audited financial statements and schedules of the Bank as of and for the year ended December 31, 2004 included in the Prospectus, has advised the Holding Company in writing that they are, with respect to the Holding Company, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC.

               (xxi)RP   Financial,   LC,  which  has  prepared  the   Company's
                    Independent Appraisal as of May 31, 2005 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Holding Company in writing that it is independent of the Parties within the meaning of the OTS Regulations.

               (xxii) The Parties have timely filed all required federal,  state and local tax returns; the Parties have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

               (xxiii) The Parties are in  compliance  in all material  respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

               (xxiv) To the knowledge of the Parties, none of American Bancorp, the Holding Company, the MHC, the Bank or employees of the Parties has made any payment of funds of the Parties as a loan for the purchase of the Shares, except the loan by the Holding Company to the ESOP for the purchase of Shares in accordance with the Plan, or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

               (xxv)None of the Parties  has: (i) issued any  securities  within the last 18 months except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business and as described in the Prospectus; (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Holding Company if all Shares are sold.

               (xxvi) The  Parties  have not relied  upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Offering.

               (xxvii) None of the Holding  Company,  the Company or the MHC are
                    required to be registered under the Investment Holding Company Act of 1940, as amended.

               (xxviii)  Each of the  Parties  maintains  insurance  (issued  by insurers of recognized financial responsibility) of the types and in the amounts reasonably believed by the Holding Company to be adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Parties against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect in all material respects.

               (xxix) The Holding Company and American Bancorp are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes- Oxley Act") and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by any governmental authority.

     (b) Any certificates signed by an officer of the Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     (c)  The Agent represents and warrants to the Parties that:

          (i) KBW is a corporation validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of New Jersey with full power and authority to provide the services to be furnished to the Parties hereunder.

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may, with respect to the Agent, be unenforceable as against public policy).

          (iii)Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

          (iv) All funds received by the Agent, and the Agent's employees, agents and representatives from the sale of the Shares in the Offering will be transmitted to a segregated, interest-bearing account by noon of the next business day following the receipt of the funds.

          (v) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

          (vi) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, or performance of its obligations hereunder, except as may have been received.

          (vii)There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

         Section 5. Covenants of the Parties. The Parties hereby jointly and severally covenant with the Agent as follows:

     (a) The Company has filed the Registration Statement with the SEC. The Company will not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

     (b) The Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Company receives any comments from the SEC, the OTS or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iii) when the SEC, the OTS or any other governmental entity requests any amendment or supplement to the Registration Statement or any additional information; (iv) the issuance by the SEC, the OTS or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Parties under the OTS Regulations, or other applicable law, or the threat of any such action; (v) the issuance by the SEC, the OTS or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vi) the occurrence of any event mentioned in paragraph (h) below. The Parties will make every reasonable effort (i) to prevent the issuance by the SEC, the OTS or any other regulatory authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

     (c) The Parties will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

     (d) The Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Parties authorize the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

     (e) The Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the SEC, the OTS or the OTS Regulations, and by the 1933 Act, the 1933

          Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period, the Parties will comply, at their own expense, with all material requirements imposed upon them by the SEC, the OTS or the OTS Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (f) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Parties shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Parties will at their own expense, prepare and file with the SEC and the OTS and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Parties each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

     (g) The Parties will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the OTS Regulations to be sold or as the Agent and the Parties may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

     (h) The Parties will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the Agent's prior written consent, any of their capital stock, other than in connection with any plan or arrangement described in the Prospectus.

     (i) The Company shall register the Shares under Section 12(g) of the 1934 Act concurrently with the Offering and shall request that such registration be effective prior to or upon completion of the Offering. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

     (j) During the period during which the Shares are registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company in accordance with the 1934 Act Regulations (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

     (k) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the SEC, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as the Agent may reasonably request.

     (l) The Parties will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (m) Other than as permitted by the OTS Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and its rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, none of the Parties will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

     (n) The Company will use its best efforts to list and maintain its listing of the Shares on a national securities exchange effective on or prior to the Closing Date.

     (o) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering in a segregated, interest-bearing account at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (p) The Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

     (q) None of the Parties will amend the Plan without notifying the Agent prior thereto.

     (r) The Parties shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Parties in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

     (s) Prior to the Closing Date, the Parties will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     (t) Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither American Bancorp, the Holding Company, the MHC nor the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or
          (ii) entered into any transaction which is material in light of the business and properties of the Parties.

         Section 6. Payment of Expenses. Whether or not the Offering is completed or the sale of the Shares by the Holding Company is consummated, the Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Offering, including but not limited to the Parties' and the Agent's attorneys' fees (subject to Section 2 of this Agreement) and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Company is unable to sell a minimum of _______________ Shares or the Offering is terminated or otherwise abandoned, the Holding Company shall promptly reimburse the Agent in accordance with Section 2(d) hereof

         Section 7. Conditions to the Agent's Obligations. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Parties shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) At the Closing Date, the Parties shall have conducted the Offering in all material respects in accordance with the Plan, the OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon them by the SEC, the OTS and any state securities agency.

     (b) The Registration Statement shall have been declared effective by the SEC not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefor initiated or, to the Holding Company's or the Bank's knowledge, threatened by the SEC or any other governmental authority.

     (c) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Malizia, Spidi & Fisch, PC, special counsel for the Parties, in form and substance to the effect that:

          (i) The Company has been duly organized and is a validly existing New Jersey chartered stock savings and loan holding company. The Holding Company has been duly organized and is a validly existing federally chartered stock savings and loan holding company.

          (ii) Each of the Holding Company and the Company have full corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement and the Prospectus; and both the Company and the Holding Company are qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of the Parties.

          (iii)The Bank has been duly organized and is a validly existing federally chartered savings bank in stock form, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank is not prohibited or restricted, directly or indirectly, from paying dividends to the Holding Company, or from making any other distribution with respect to the Bank's capital stock or from repaying to the Holding Company any amounts which may form time to time become due under any loans or advances to the Bank from the Holding Company, or from transferring any of the Bank's property or assets to the Holding Company. All of the capital stock of the Bank outstanding upon completion of the Offering will be duly authorized and will be validly issued, fully paid and non- assessable and will be owned by the Holding Company free and clear of any liens, encumbrances, claims or other restrictions.

          (iv) The MHC has been duly organized and is a validly existing federally chartered mutual holding company duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Parties; and the activities of the MHC, as described in the Registration Statement and the Prospectus, are permitted to a federally chartered mutual holding company under the rules, regulations, policies and practices of the OTS and all other federal banking or non-federal governmental agencies and regulatory authorities having jurisdiction thereover.

          (v) The Bank is a member in good standing of the FHLB. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened.

          (vi) Immediately following the consummation of the Offering, the authorized, issued and outstanding Common Stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization"; the Shares subscribed for pursuant to the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for Shares purchased by the Tax-Qualified Employee Stock Benefit Plans with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus. The form of certificate used to evidence the Common Stock complies with applicable laws. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

          (vii)The Parties have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Parties; and this Agreement is a valid and binding obligation of the Parties, enforceable against the Parties in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally-chartered savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (viii) Each of the Holding Company and the MHC is registered as a savings and loan holding company under HOLA. Upon consummation of the Conversion, American Bancorp will be registered as a savings and loan holding company under HOLA.

          (ix) No approval, registration, authorization, consent or other order of any federal or state regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Common Stock and the consummation of the Offering, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD (as to which no opinion need be rendered).

          (x) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the SEC.

          (xi) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the OTS Regulations and federal law.

          (xii)There are no legal or governmental proceedings pending or to such counsel's Actual Knowledge, threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

          (xiii) There are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Registration Statement or the Prospectus. The description in the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

          (xiv)The OTS has duly approved the Plan; such approval remains in full force and effect and no action is pending, or to the best of such counsel's Actual Knowledge, threatened, respecting the Plan. The Plan complies in all material respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the OTS Regulations; no order has been issued by the SEC, the OTS or any other governmental authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted, or to such counsel's Actual Knowledge, threatened by the SEC, the OTS or any other governmental authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan or the Prospectus.

          (xv) The Parties have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Parties are in all material respects complying therewith.

          (xvi)None of the Parties is in violation of its respective Charter and Bylaws or in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Parties on a consolidated basis; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein do not (a) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parties pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Parties is a party or by which any of them may be bound, or to which any of the property or assets of the Parties are subject, (b) result in any violation of the provisions of the Charter or Bylaws of the Parties or, (c) result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD and the Nasdaq Stock Market need be rendered) or order or court order, writ, injunction or decree.

          (xvii) The Holding Company's, the Bank's and the MHC's respective Charter and Bylaws comply in all material respects with federal law, and American Bancorp's Charter and Bylaws comply in all material respects with New Jersey law.

          (xviii) None of the Parties is in violation of any directive from the OTS or the FDIC or any other governmental authority to make any material change in the method of conducting its respective business.

          (xix)The information in the Prospectus under the captions "Dividend Policy," "Regulation," "Taxation," "The Conversion," "The Stock Offering," "Restrictions on Acquisition of American Bancorp of New Jersey, Inc." and "Description of Capital Stock" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process in the Prospectus under the caption "The Conversion" and the description of the Offering process in the Prospectus under the caption "The Stock Offering," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and fairly describes such process in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption "The Stock Offering - Tax Effects of the Offering" has been reviewed by such counsel and fairly describes the opinions rendered by them to the Parties with respect to such matters.

                           In addition, such counsel shall state that during the
               preparation of the Offering Application, the Registration Statement and the Prospectus they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the Parties, at which conferences the contents of the Conversion and Reorganization Application, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Conversion and Reorganization Application, the Registration Statement and the Prospectus and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Parties), nothing has come to their attention that would lead them to believe that the Conversion and Reorganization Application, the Registration Statement and the Prospectus or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           In giving such  opinion,  such counsel may rely as to
               all matters of fact on certificates of officers or trustees or directors of the Parties and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and laws of the State of New Jersey. The term "Actual Knowledge" as used herein shall have the meaning set forth in the Legal Opinion Accord of the American Bar Association Section of Business Law. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a trustee, director or executive officer of any of the Parties shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Offering or any aspect thereof Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than each of the Parties.

          (d) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the principal accounting officer of each of the Parties in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
               (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Parties and the conditions set forth in this Section 7 have been satisfied;
               (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Parties independently, or of the Parties, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Offering; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Parties, threatened by the SEC or any state authority; (vii) no order suspending the Offering or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Holding Company or the Bank, threatened by the SEC, the OTS or any governmental authority; and
               (viii) to the best knowledge of the Parties, no person has sought to obtain review of the final action of the OTS approving the Plan.

          (e) At the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Parties independently, or of the Holding Company and the Bank, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the Parties shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Parties; (iii) none of the Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Parties, threatened against the Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Parties; and (v) the Shares shall have been qualified or registered for offering and sale or exempted there from under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Parties.

          (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe, Chizek and Company LLC, dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that such entity is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC and the Public Holding Company Accounting Oversight Board ("PCAOB") and stating in effect that in their opinion the financial statements, schedules and related notes of the Bank as of and for the year ended September 30, 2004 and 2003, included in the Prospectus and covered by respective opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors of the Company and consultations with officers of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, and GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, by the Company; or (C) there was any decrease in the net assets or retained earnings of the Company at the date of such letter as compared with amounts shown in the latest unaudited balance sheets included in the Prospectus or there was any decrease in net income or net interest income of the Company for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their respective opinions included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Company, which are subject to the internal controls of the Company, the accounting system and other data prepared by the Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

          (g) At the Closing Date, the Agent shall receive a letter from Crowe, Chizek and Company LLC dated the Closing Date, addressed to the Agent, confirming the statements made by such firm in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) to be a date specified in the letter required by this subsection (g) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

          (h) At the Closing Date, the Agent shall receive a letter from RP Financial, LC, dated the Closing Date and addressed to the Agent
               (i) confirming that said firm is independent
               of the Parties and is experienced and expert in the area of corporate appraisals within the meaning of the OTS Regulations stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the OTS Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Parties expressed in its Appraisal, as most recently updated, remains in effect.

          (i) The Parties shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the Parties other than debt incurred in relation to the purchase of Shares by the Bank's eligible plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Parties, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in KBW's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          (j) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the order from the SEC declaring the Registration Statement effective; (ii) a certificate from the OTS evidencing the existence of the Bank; (iii) a certificate from the FDIC evidencing the Bank's insurance of accounts; (iv) a certificate from the FHLB evidencing the Bank's membership in good standing therein; (v) a certified copy of the Bank's Charter and Bylaws;
               (vi) a certified copy of the Holding Company's Charter and Bylaws; (vii) a certified copy of the MHC's Charter and Bylaws; and (viii) any other documents that the Agent shall reasonably request.

          (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; (ii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iii) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (1) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Parties in connection with the Offering and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to KBW and its counsel.

         Section 8.  Indemnification.

          (a) The Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to the Offering or any action taken by the Agent where acting as agent of the Parties; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any instrument or document executed by the Parties or based upon written information supplied by the Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption there from or provided to any state or jurisdiction to exempt the Holding Company as a broker- dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Parties with their consent or based upon written or oral information furnished by or on behalf of the Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption there from under the securities laws thereof (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Parties by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Parties by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Stock Offering - Subscription Offering and Subscription Rights," "- Direct Community Offering," "- Public Offering" and "-Marketing Arrangements"; and, provided further, that the Holding Company and the Bank shall not be liable under clause (i) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence.

          (b) The Agent agrees to indemnify and hold harmless, the Parties, their directors and officers and each person, if any, who controls the Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
               (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Stock Offering -Subscription Offering and Subscription Rights," "- Direct Community Offering," "- Public Offering" and "- Marketing Arrangements."

          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying  parties  shall  not be  liable  for  any  fees  and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Parties set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the Parties or any officers, directors, trustees or controlling persons, agent or employees of the Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Parties or the Agent, the Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Parties on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holding Company, the MHC and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Parties and the Agent under this Section 9 and under
Section 8 shall be in addition to any liability which the Parties and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's, the Holding Company's, the MHC's or the Bank's officers, trustees and directors and each person, if any, who controls the Agent or the Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Parties. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

         Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Parties and the Agent and the representations and warranties and other statements of the Parties and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Parties or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Parties, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

          (a) In the event the Holding Company fails to sell the required minimum number of the Shares by ________________________, 2005
               (or such later date to which the Offering may extended pursuant to the Plan and OTS Regulations), and in accordance with the provisions of the Plan or as required by the OTS Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6, 8 and 9 hereof

          (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Parties of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof

          (c) In the event one of the Parties is in material breach of the representations and warranties or covenants contained in Sections 4 and 5 and such breach has not been cured after the Agent has provided the Parties with notice of such breach.

         If the Agent elects to terminate this Agreement as provided in this Section, the Parties shall be notified promptly by telephone or telegram, confirmed by letter.

         The Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in
Section 5 and such breach has not been cured after the Holding Company and the Bank have provided the Agent with notice of such breach.

         This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Mr. Charles Sloane (with a copy to Malizia Spidi & Fisch, PC, Attention: Richard Fisch, Esq.), and, if sent to the Parties, shall be mailed, delivered or telegraphed and confirmed to the Parties at 365 Broad Street, Bloomfield, New Jersey 07003, Attention: Fred G. Kowal, President (with a copy to Malizia, Spidi & Fisch, PC, Attention: Richard Fisch, Esq.).

         Section 13. Parties. The Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Parties, when the same shall have been given by the undersigned or any other officer of the Holding Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Holding Company, the MHC, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties (except for specific references to the letter agreement with the Agent) and may not be varied except in writing signed by all the parties.

         Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Parties. At the closing, the Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section  16.  Construction.   This  Agreement  shall  be  construed  in
accordance with the law of the State of New York.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.




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                                       33

         If the foregoing correctly sets forth the arrangement among the Holding Company, the MHC, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

                          Very truly yours,

                          AMERICAN BANCORP OF NEW JERSEY, INC.


                          By:      ___________________________________

                          Name:    ___________________________________

                          Its:     ___________________________________

                          AMERICAN SAVINGS, MHC


                          By:      ___________________________________

                          Name:    ___________________________________

                          Its:     ___________________________________

                          ASB HOLDING COMPANY


                          By:      ___________________________________

                          Name:    ___________________________________

                          Its:     ___________________________________

                          AMERICAN BANK OF NEW JERSEY


                          By:      ___________________________________

                          Name:    ___________________________________

                          Its:     ___________________________________

Accepted as of the date first above written

KEEFE, BRUYETTE & WOODS, INC.


By:      ___________________________________

Name:    ___________________________________

Its:     ___________________________________